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                              CONSULTING AGREEMENT


         This Agreement dated October 1, 1994, by and between RPF, Inc., a Pennsylvania corporation ("Contractor"), and Dart Group Corporation, a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, Dart Group Corporation desires that Contractor supply the services of Robert A. Marmon ("Marmon") to serve as the Chief Financial Officer for Dart Group Corporation, and all its subsidiary corporations (excluding Shoppers Food Warehouse Corporation), Chief Financial Officer for Crown Books Corporation, and its subsidiary corporations, and Principal Financial Officer for Trak Auto Corporation, and its subsidiary corporations (Crown Books Corporation, Trak Auto Corporation, and Dart Group Corporation, and their subsidiary corporations excluding Shoppers Food Warehouse Corporation are collectively referred to as "Dart" or the "Companies"), and to perform related services as may be assigned by Dart from time to time;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt, sufficiency and adequacy of which the parties conclusively acknowledge, the parties hereto, intending to be legally bound, agree as follows:

         1.    EMPLOYMENT

               (a) DUTIES: Contractor hereby agrees that Contractor shall cause its President, Marmon, accept appointment to the offices of Chief Financial Officer for the Dart Group Corporation, and all its subsidiary corporations (excluding Shoppers Food Warehouse Corporation), Chief Financial Officer for Crown Books Corporation, and its subsidiary corporations, and Principal Financial Officer for Trak Auto Corporation, and its subsidiary corporations. The duties and responsibilities of Marmon shall be those generally included in, but not limited to, the job description of public company chief financial officers. Marmon shall report directly to, and shall also perform such other related responsibilities as may be assigned by, the Boards of Directors and the Executive Committee, if any, of each of the Companies as may be appropriate. Marmon will have sole responsibility for the retention, termination and selection of staff in all of Marmon's areas of responsibility, subject to the approval of the appropriate Board of Directors or Executive Committee for top level staff.

               (b) TERM: The Term of this Agreement shall be for a period of seven (7) months, commencing October 1, 1994, unless the Term expires earlier pursuant to Section 4 below.





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               (c)        FULL TIME EMPLOYMENT:  During the Term, Marmon shall
devote full time and attention to services for Dart, provided, however, Marmon shall have the right to perform services for other clients up to a maximum of two (2) days per month on a noncumulative basis. Marmon shall diligently perform the duties and responsibilities under this Agreement, and it is hereby acknowledged that those duties may require the rendering of services not only during normal business hours, but over and beyond those hours as well.

               (d) PLACE OF EMPLOYMENT AND TRAVEL: Marmon's principal place of performing services hereunder shall be at the executive offices of Dart in Landover, Maryland. If Dart's executive offices are moved from Landover, Maryland, Marmon's principal place service shall be changed to the location where such executive of offices are moved. Marmon agrees to travel for the performance of his duties under this Agreement as Dart may request from time to time.

               (e) INSURANCE AND INDEMNIFICATION: Dart shall indemnify Contractor and Marmon against all causes of action, claims or losses resulting therefrom, directly or indirectly arising out of the engagement of Contractor to the full extent consistent with Delaware law and the articles of incorporation and bylaws of the Companies. Included in this indemnification are all legal fees of the counsel of choice of Contractor on matters for which indemnification is payable. This indemnification shall remain in full force and effect even after termination of Contractor's services hereunder. This indemnification shall lapse only if the claim arises from actions on the part of Contractor or Marmon that have resulted in (i) conviction of an offense involving moral turpitude, or (ii) for conviction of a felony.

         2.    COMPENSATION:

               (a) FEES AND EXPENSES: Contractor shall be paid the sum of Forty Eight Thousand Seven Hundred Fifty Dollars ($48,750.00) per month for the Term. In addition, all reasonable expenses of Marmon required to perform services as herein defined shall be reimbursable, including travel, food, lodging, and incidental expenses when away from Merion Station, PA. Any expenses reasonably incurred specifically for the benefit of Dart shall be reimbursed. Original receipts shall be submitted as backup for expenses. When travelling with employees of Dart, the standards and policies of Dart for executives at the executive level shall govern reasonableness and nature of expenditures reimbursed. When travelling alone, first class accommodations on trains and/or airlines is authorized for any trip over one and one half hours.

               (b) PAYMENT SCHEDULE: Fifty percent (50%) of the first month's payment shall be made to Contractor on the 15th of October, and the remaining fifty percent (50%) of the first month's payment shall be made to Contractor on the 30th of October. Thereafter, payments shall be made to Contractor on the last day of each calendar month during the Term.





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               (c)        EMPLOYEE BENEFITS:Contractor is an independent
contractor.  No Employee Benefits are granted.

         3.    PROPRIETARY DATA:

               (a)        TRADE SECRETS AND OTHER CONFIDENTIAL INFORMATION:
During the Term and for three (3) years thereafter, Contractor and its employees shall keep confidential any data, documents, or financial or other information of a trade secret or confidential nature relating to Dart's past, present or future operations (the "Proprietary Data"), shall not disclose the Proprietary Data to any third parties other than officers, employees or agents of Dart on a "need to know" basis, shall take all necessary steps to ensure that such officers, employees or agents keep such Proprietary Data confidential, and shall use the Proprietary Data only in connection with rendering services to Dart. Upon the end of the Term, Contractor and its employees shall promptly return to Dart the originals and all copies of the Proprietary Data in the possession of Contractor, and shall not use any of the Proprietary Data for its own benefit or for the benefit of any third parties. The covenants contained in this Section 3(a) shall not apply to Proprietary Data which is or becomes a matter of general knowledge in the industry otherwise than by a breach of the provisions of this Section 3(a).

               (b) INJUNCTIVE RELIEF: Contractor and its employees acknowledge that the covenants contained in Section 3(a) are necessary for the protection of the legitimate business interests of Dart and are reasonable limitations of activities, that the rights of Dart are of a specialized and unique character, and that immediate and irreparable damage will result to Dart if Contractor fails to or refuses to perform or comply with such covenants. Therefore, notwithstanding any election by Dart to claim damages from Contractor as a result of any such failure or refusal, Dart may, in addition to any other remedies and damages available, seek an injunction in a court of competent jurisdiction to restrain any such failure or refusal, (and no bond or other security shall be required in connection therewith) as applicable to companies that compete with Dart or any of its subsidiaries and which operate within the same geographic area as Dart or any of its subsidiaries. In that connection, Contractor represents and warrants that his expertise and capabilities are such that performance or compliance with the covenants (and the enforcement thereof by injunction or otherwise) will not prevent him from earning a livelihood. If a court refuses to enforce the covenants set forth in
Section 3(a) because they are found to be unreasonable, Contractor and Dart agree to abide by any lesser restrictions (for instance, as to duration and geographic area) that are found to be reasonable.

         4.    TERMINATION:

               (a) DEATH, INABILITY: The Term shall expire upon the death or disability of Marmon, whereupon Dart shall not have any further obligations or liability hereunder except to pay the Contractor the unpaid portion, if any, of Contractor's compensation accrued for the period up to the date of Marmon's death.





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               (b)        WITH CAUSE:  Dart shall have the right to terminate
the services of Contractor at any time for cause (as hereinafter defined) upon at least five (5) days' written notice setting forth the specific details of the action or inaction of Contractor which constitutes cause. For purposes of the foregoing, "cause" shall mean only (i) the commission of any act which shall be an offense involving moral turpitude under federal, state or local law; or (ii) the conviction of a felony. Upon such termination, Dart shall have no further obligations or liability hereunder except to pay Contractor the unpaid portion, if any, of Contractor's compensation accrued for the period up to the date of termination.

               (c) DISSATISFACTION BY DART WITHOUT CAUSE: If Dart at any time is for any reason dissatisfied with the management philosophy, financial performance, attitude, compatibility or any other aspect of Contractor's performance hereunder, Dart shall have the right to terminate the services of Contractor upon at least thirty (30) days' notice to Contractor. If Dart shall terminate the services of Contractor pursuant to this Section 4(c), the Term shall end and Dart shall not have any further obligations or liability hereunder except to pay Contractor the unpaid portion, if any, in a lump sum payment, of Contractor's compensation through the expiration of the Term.

               (d) DISSATISFACTION BY CONTRACTOR: If Contractor at any time is for any reason dissatisfied with the terms and conditions of employment hereunder, Contractor shall have the right to terminate his services under this Agreement upon no less than sixty (60) days' notice to Dart. If Contractor shall terminate his services pursuant to this Section 4(d), the Term shall end at the expiration of the notice period and Dart shall have no further obligations or liability hereunder except to pay to Contractor the unpaid portion, if any, of Contractor's compensation accrued for the period up to the date of termination.

         5.    MISCELLANEOUS:

               (a) GOVERNING LAW: This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made by and to be performed by Delaware corporations.

               (b) AMENDMENT OF AGREEMENT: No amendment or variation of the terms of this Agreement, with or without consideration, shall be valid unless made in writing and signed by the Contractor and a duly authorized representative of the Dart (other than Contractor).

               (c) WAIVER OF CONDITIONS: A waiver of any of the terms and conditions hereof shall not be construed as a general waiver by Dart, and Dart shall be free to reinstate any such term or condition, with or without notice to Contractor.

               (d) ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments, and practices between the parties, whether or not fully performed by Contractor before the date of this Agreement.





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               (e)        HEADINGS:  The section headings of this Agreement are
for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

               (f) NOTICE: All notices, requests and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or upon receipt when sent by an express mail service, provided that in each case a copy is mailed by first- class, registered mail, return receipt requested, addressed as follows (or as may otherwise have been specified by the intended recipient by notice as herein provided);

               If to Contractor:

                    RPF, Inc.
                    Att:  Robert A. Marmon
                    339 N. Latches Lane
                    Merion Station, PA 19066

               If to Dart:

                    Dart Group Corporation
                    Att:  Messrs. L.G. Schafran
                          H. Ridgely Bullock
                    3300 - 75th Avenue
                    Landover, MD 20785

               (g) SEVERABILITY: If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

               (h) MERGER OR CONSOLIDATION: This Agreement shall not be terminated by any merger, consolidation, transfer of all or substantially all of the assets of Dart or voluntary or involuntary dissolution of Dart. In the event of a merger or consolidation or upon the transfer of assets, the surviving or resulting corporation or the transferee of Dart's assets shall be bound by and shall have the benefit of the provisions of this Agreement, and Dart shall take all actions necessary to ensure that such corporations or transferee is bound by the provisions of this Agreement. This Agreement shall be binding upon Dart notwithstanding any change in the composition of the Board of Directors or change in ownership of Dart.

               (i) NO COVENANTS: Contractor hereby represents and warrants that neither it nor Marmon is subject to or bound by any employment contract, restrictive covenant or other agreement or any order or decree that prevents it from entering into this Agreement or from performing the responsibilities as contemplated by this Agreement.





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               (j)        ATTORNEY'S FEES:  If a dispute arises with respect to
Dart's obligations or the Contractor's rights under this Agreement, or if any legal proceedings shall be brought to enforce or interpret any provisions contained herein, or to recover damages for breach hereof, or in the event of any other litigation involving this Agreement, Contractor shall recover from Dart all attorneys' fees and costs and disbursements incurred as a result of such dispute or legal proceeding, regardless of the outcome, but for actions of Contractor or Marmon arising under Section 3, or the last sentence of Section 1(e) of this Agreement.

               (k) ASSIGNMENT; BINDING EFFECT: This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, provided, that (A) no right hereunder may be assigned by Contractor, or Marmon except that it shall inure to the benefit of and be enforceable by the Contractor's personal or legal representatives; and (B) unless Dart shall have complied with Section 5(h) hereof, no right hereunder may be assigned or transferred by Dart by operation of law or otherwise. Any purported assignment or transfer in violation of this Section 5(k) shall be null and void.

         IN WITNESS WHEREOF, this Agreement has been signed by a duly authorized member of the Executive Committee of Dart Group Corporation and by Contractor as of the date first above written.

                                           DART GROUP CORPORATION

                                           BY:   /s/H. Ridgely Bullock
                                              --------------------------
                                           H. Ridgely Bullock
                                           Chairman, Executive Committee


                                           RPF, INC.

                                           By:   /s/Robert A. Marmon
                                              --------------------------
                                           Robert A. Marmon
                                           President





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